UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

AUGUST TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street Bloomington, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report

Item 5.            Other Events.

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934,  Wayne Hubin, an officer of August Technology Corporation (the “Company”), on February 18, 2004, adopted a trading plan (the “Plan”) to provide for an orderly disposition of a portion of his holdings of the Company’s Common Stock, including stock acquired or to be acquired as a result of his vested stock options.  Under the Plan, Mr. Hubin plans to sell shares or exercise stock options and sell the underlying shares at pre-determined price thresholds.  The Plan permits sales of up to 35,867 shares through December 31, 2004, beginning March 3, 2004.

Item 7.            Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 19, 2004

AUGUST TECHNOLOGY CORPORATION

By	/s/ Stanley D. Piekos
Stanley D. Piekos, Chief Financial Officer